Exhibit 10.57

Paul Buttery

[Address Intentionally Omitted]

15th December 2009

Dear Paul

It has been an exciting and challenging year during which you have taken a great lead in transforming our field forced and rolling out outstanding products and services to our customer base.

I am pleased to confirm that with effect from 4th January 2010 your role will be Chief Customer and Networks Officer, reporting to me. Your terms and conditions of employment remain unchanged. Should your role change in the future, all terms and conditions would be reviewed.

I would like to welcome you to your role on the GEC and look forward to your contribution as we focus on the next 2 to 3 years, in particular as to how we as the leaders of Virgin Media can make a significant impact to our people.

To confirm your acceptance of these changes, please sign and return one copy of this letter, in the enclosed pre-addressed envelope to Judith Backers, People Team, Building 270, Virgin Media Limited, Media House, Bartley Wood Business Park, Hook, Hampshire, RG27 9UP.

Paul, as you know, I am very pleased with the progress we are making in Access and Networks and look forward to working with you as part of the leadership team again.

Yours sincerely,

/s/ Neil Berkett

Neil Berkett
CEO
Virgin Media Limited

IN WITNESS whereof this document has been executed and delivered on the date first before written.

SIGNED and DELIVERED as a DEED by VIRGIN MEDIA LIMITED acting by		} }
}
		}	/s/ Elisa Nardi
}
		}	Director / Authorised Attorney
in the presence of :-

Signed	/s/ Fiona Hillman

Name	Fiona Hillman

Address	[Intentionally Omitted]

Occupation	Personal Assistant

I accept the changes to my terms and conditions.

Signed as a DEED by PAUL BUTTERY in the presence of:

	/s/ Paul Buttery	Paul Buttery
The Executive

Witness signature: /s/ Ricky Hobden
Name: Ricky Hobden
Address: [Intentionally Omitted]

Occupation: Director, Regional Manager-South